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                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Benton Ventures, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Benton Ventures, Inc. (a development stage company) as of January 31, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Benton Ventures, Inc. (a development stage company) as of January 31, 2000, in conformity with generally accepted accounting principles.

                           STEPHEN P. HIGGINS, C.P.A.

Huntington, New York
February 10, 2000
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                              Benton Ventures, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF JANUARY 31, 2000

                                     ASSETS

Organization costs                                                   $     500
                                                                           ---

TOTAL ASSETS                                                         $     500
                                                                           ===


                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES                                                          $

STOCKHOLDER'S EQUITY

Common Stock, $.0001 par value, 100,000,000
shares authorized 5,000,000 shares issued and outstanding            $     500


      Total Stockholder's Equity                                           500
                                                                           ===
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           $     500
                                                                           ===


                   See accompanying notes to balance sheet.


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                             BENTON VENTURES, INC..
                          (A DEVELOPMENT STAGE COMPANY)
                             Notes to Balance Sheet

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A.    Organization and Business Operations

      Benton Ventures, Inc. (a development stage company) ("the Company") was incorporated in Delaware on October 21, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At January 31, 2000, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is July 31.

      The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

      B.    Use of Estimates

      The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - STOCKHOLDER'S EQUITY

      The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 5,000,000 shares of its common stock to Ross E. Silvey pursuant to Rule 506 for an aggregate consideration of $500.00.


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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      We hereby consent to the use in the Form 10-SB Registration Statement of Benton Ventures, Inc. our report as of January 31, 2000 dated February10, 2000 relating to the financial statement of Benton Ventures, Inc. which appears in such Form 10-SB.

                                          Stephen P. Higgins
                                          Certified Public Accountant